                                                                 EXHIBIT 10.9(c)


         THE UNITS DISCUSSED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING ISSUED IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS. NEITHER THE UNITS NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS UNLESS PURSUANT TO EXEMPTIONS THEREFROM. ADDITIONAL RESTRICTIONS ON TRANSFER OF THE UNITS ARE SET FORTH IN THE LIMITED LIABILITY COMPANY AGREEMENT. THE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THE COMPANY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

          SPECIAL UNIT ACQUISITION, OWNERSHIP AND REDEMPTION AGREEMENT

         This Special Unit Acquisition, Ownership and Redemption Agreement (this "AGREEMENT") is entered into as of the date set forth on the signature page to this Agreement by and between Consolidated Container Holdings LLC, a Delaware limited liability company (the "LLC"), and the individual identified on the signature page to this Agreement ("SERVICE PROVIDER"). Capitalized terms not otherwise defined herein shall have the meanings accorded to such terms in the Limited Liability Company Agreement of Consolidated Container Holdings LLC, dated as of July 1, 1999 (the "LLC AGREEMENT") or, if not defined in the LLC Agreement, the Plan (defined below).

                              W I T N E S S E T H:

         WHEREAS, the LLC was formed pursuant to the LLC Agreement;

         WHEREAS, Service Provider provides (or will provide) services, as an employee, to the LLC;

         WHEREAS, the LLC desires to sell to Service Provider the interest in the LLC (the "UNITS") pursuant to the exercise of an option held by Service Provider under the Consolidated Container Holdings LLC 1999 Unit Option Plan (the "PLAN"), subject to the terms and conditions of this Agreement; and

         WHEREAS, Service Provider desires to acquire the Units specified in connection with Service Provider's exercise of an option under the Plan, subject to the terms and conditions of this Agreement.



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         NOW, THEREFORE, in consideration of the mutual promises,
representations, warranties, covenants and conditions set forth in this Agreement, the receipt and adequacy of which all the parties to this Agreement acknowledge, the parties mutually agree as follows:

                                GRANT OF INTEREST

         1. Subject to the terms and conditions of this Agreement, the LLC hereby sells to Service Provider as of the Effective Date the Units (including Units subject to an option (an "Option")) identified as being owned by Service Provider on EXHIBIT B hereto (collectively, the "INTEREST").

                           REDEMPTION OF THE INTEREST

         2. Service Provider hereby agrees and acknowledges that his or her Interest shall be subject to the following terms and conditions:

                  (a) TERMINATION FOR CAUSE. At any time after a Termination for Cause (as hereinafter defined) has occurred, the LLC may purchase the Units for the lesser of (i) Service Provider's Capital Account with respect to the Units as of the Election Date (as hereinafter defined) and (ii) the Fair Market Value (as hereinafter defined) of the Units on the Election Date. In addition, all of the Service Provider's outstanding Options shall terminate immediately without payment therefor.

                  (b) TERMINATION OTHER THAN FOR CAUSE. At any time after a Termination Event (as hereinafter defined) has occurred, the LLC may purchase
(i) the Units for a price equal to the Fair Market Value of the Units on the Election Date and (ii) all vested Options whose exercise price is less than the Fair Market Value of the Units on the Election Date for a price equal to (A) the Fair Market Value of the Units on the Election Date LESS (B) the exercise price of such Options. In addition, all of the Service Provider's outstanding Options that are unvested or whose exercise price is greater than the Fair Market Value of the Units on the Election Date shall terminate without payment therefor.

                  (c) METHOD OF EXERCISE OF REDEMPTION RIGHT. The Partnership may make an election pursuant to this SECTION 2 to purchase the Interest by delivering written notice of such election to Service Provider. Delivery may be made by courier, regular U.S. mail, overnight delivery, or telecopy, and shall be effective on the date of delivery to Service Provider.

                  (d) DEFINITIONS. The "ELECTION DATE" shall mean the date the LLC elects to purchase all or any portion of the Interest. The "FAIR MARKET VALUE" of the Interest as of any date (the "VALUATION DATE") shall be equal to, prior to a Public Offering, the fair market value thereof, disregarding any discount for minority interest or marketability of the Interest and assuming the prior conversion, exercise or exchange of all outstanding securities convertible into Units ("UNIT EQUIVALENTS") as determined within six (6) months of the Valuation Date by the Board of Directors in its sole discretion (the "BOARD DETERMINATION"); PROVIDED, that if the Board Determination is in excess of $250,000 in the aggregate for all Units being valued and if the Service Provider disagrees, in good faith, with the Board Determination, the Service Provider shall promptly notify the LLC of such disagreement, in which event an independent appraiser,


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accountant or investment banking firm (the "APPRAISER") selected by mutual agreement of the Service Provider and the Board of Directors of the LLC shall make a determination of the fair market value thereof, disregarding any discount for minority interest or marketability of the Interest and assuming the prior conversion, exercise or exchange of all outstanding Unit Equivalents (the "APPRAISER DETERMINATION"), and if the Appraiser Determination is (i) not at least 110% of the Board Determination, "FAIR MARKET VALUE" shall be the Board Determination and the Service Provider shall pay the cost of such Appraiser Determination or (ii) 110% of the Board Determination or greater, "FAIR MARKET VALUE" shall be the Appraiser Determination and the LLC shall pay the cost of such Appraiser Determination. Subsequent to an Initial Public Offering (as defined in the LLC Agreement), the term "FAIR MARKET VALUE" shall mean the price per share equal to the average of the last sales price of the Class A Common Stock, par value $.01 per share ("COMMON STOCK"), of Reid Plastics Holdings, Inc., or any successor thereto (the "COMPANY") on the last thirty trading days prior to the Valuation Date (the "REPURCHASE CALCULATION PERIOD") on each exchange on which the Common Stock may at the time be listed or, if there shall have been no sales on any of such exchanges during the Repurchase Calculation Period, the average of the closing bid and asked prices on each such exchange on each day during the Repurchase Calculation Period or, if there are no such bid and asked prices during the Repurchase Calculation Period on the next preceding date when such bid and asked prices occurred or, if the Common Stock shall not be so listed, the average of the closing sales prices as reported by Nasdaq during the Repurchase Calculation Period in the over-the-counter market. A "TERMINATION FOR CAUSE" means a circumstance with respect to which the LLC or any Subsidiary terminates the Service Provider's employment for "CAUSE", as such term is defined in the Service Provider's employment agreement or, if no such agreement exists, or such term is not defined in the employment agreement, "Cause" shall mean the following the Service Provider's (i) willful and intentional misconduct or gross negligence in the performance of, or willful neglect of, the Service Provider's duties, which has caused demonstrable and serious injury (monetary or otherwise) to the LLC or (ii) conviction of, or plea of nolo contendere to, a felony. A "TERMINATION EVENT" means a circumstance with respect to which Service Provider is no longer an employee of or consultant to the LLC or any Subsidiary for any reason (other than a Termination for Cause), including, without limitation, voluntary retirement by the Service Provider, termination by the LLC without Cause, termination due to disability or voluntary termination by the Service Provider.

                COOPERATION IN EFFECTING TRANSFER TO PARTNERSHIP

         3. Service Provider acknowledges and agrees that upon the transfer of the Interest, Service Provider shall promptly execute, perform and deliver any and all documents, forms and agreements requested by the LLC to reflect the assignment, transfer and redemption of the Interest by the Service Provider to the LLC.

                 SERVICE PROVIDER REPRESENTATIONS AND WARRANTIES

         4. Service Provider hereby represents and warrants to the LLC as follows:

         (a) (i)Service Provider has been furnished prior to the date hereof a copy of the LLC Agreement or a photocopy counterpart thereof, (ii) the LLC has made available to the Service Provider the opportunity to ask questions of, receive answers and to


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                  obtain any additional information necessary to verify the
                  accuracy of the information set forth in the LLC Agreement and all attachments and amendments thereto, and Service Provider has received all such requested information from the LLC concerning the terms and conditions of the LLC Agreement, and
                  (iii) Service Provider has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of owning the Interest.

         (b) Service Provider has received no representations or warranties from LLC, any member of the LLC or their employees or agents, or any other person and, in accepting the Interest, Service Provider is relying solely on the information contained in the LLC Agreement.

         (c) Service Provider recognizes that the potential reward from owning the Interest is speculative and that any obtaining of money pursuant to the Interest involves a high degree of uncertainty.

         (d) Service Provider has adequate net worth and means of providing for his current needs and possible personal contingencies, and has no need, and anticipates no need in the foreseeable future, to sell the Interest which he hereby acquires.

         (e) Service Provider acknowledges that it has been advised that the interests in the LLC have not been registered under the Securities Act of 1933, as amended, or under any state securities law or regulation.

         (f) The Interest which Service Provider hereby accepts will be acquired for his own account for investment and not for the benefit of any other person or with a view toward resale or redistribution, and Service Provider does not now have any reason to anticipate any change in his circumstances or other particular occasion or event which would cause him to sell his Interest.

         (g) Service Provider acknowledges that there are substantial restrictions on the transferability of the Interest. Since the Interest is not, will not be, and Service Provider has no right to require that it be, registered under the Securities Act of 1933, as amended, or any other applicable state securities laws, the Interest may not be, and Service Provider agrees that it shall not be, sold unless such sale is exempt from such registration under the Securities Act of 1933, as amended, and any other applicable state securities laws or regulations and unless the other requirements set forth in the LLC Agreement are met, and the Service Provider recognizes that the Interest must otherwise be held indefinitely and the Service Provider must continue to bear the economic risk of the investment in the Interest. Service Provider further acknowledges that the LLC is under no obligation to aid him or her in obtaining any exemption from any registration requirements and that the Interest is completely non-transferable. The Service Provider acknowledges that there is not an existing public or other market for the Interest and there can be no assurance that he will be able to sell or dispose of his Interest, even if the transfer of such interest is otherwise allowed pursuant to this Agreement or the LLC Agreement.


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         (h)      In the event that Service Provider resides in a jurisdiction which requires any legend to be placed on the LLC Agreement in addition to the legend existing thereon, Service Provider consents to the placement of such legend on such document.

         (i) The Service Provider is competent to and has sufficient capacity to enter into and perform his obligations under this Agreement. This Agreement has been duly executed and delivered by the Service Provider. Assuming the due execution and delivery hereof by the other parties thereto, this Agreement is enforceable against the Service Provider in accordance with its terms.

         (j) Service Provider understands the meaning and legal consequences of the representations and warranties of Service Provider contained in this SECTION 4. Service Provider further understands that the LLC and its respective members, principals and officers will rely upon such representations and warranties in connection with their execution and performance of this Agreement. In this connection, Service Provider hereby agrees to indemnify and hold the LLC and their respective principals, officers, affiliates, employees and agents harmless from and against all losses, claims, damages, expenses or liabilities resulting or arising from the inaccuracy, the incompleteness or a breach by Service Provider of any such representation or warranty. All representations and warranties of Service Provider contained in this Agreement shall survive the execution of this Agreement.

         (k) Service Provider acknowledges that he will not be deemed to have made any capital contributions to the LLC by virtue of his services to the LLC.

         (l) Service Provider acknowledges that, as an entity formed (for federal income tax purposes) as a partnership, the LLC will not pay federal income taxes, but each member (including Service Provider) of the LLC will be required to report his share (whether or not distributed) of the income, gains, losses, deductions and credits of the character specified in
                  Section 702 of the Internal Revenue Code of 1986, as amended ("CODE"). Service Provider acknowledges that he understands that the LLC may not be able to distribute cash to provide for such taxes. Thus, it is possible that Service Provider as a member of the LLC could incur income tax liabilities attributable to the LLC without receiving from the LLC sufficient cash distributions with which to pay such tax liabilities.

         (m) In addition to the federal income tax consequences described above, Service Provider acknowledges that certain states in which the LLC may own property will impose an income tax on that portion of an individual member's distributive share of LLC net income, as adjusted, attributable to that state in excess of certain allowable pro-rated deductions and/or personal exemptions (or credits). Service Provider acknowledges that both the substantive features of state and local taxes, income taxes and the filing requirements will vary and that the LLC may also be required to withhold state taxes from distributions to Service Provider in some instances.


                                        5

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                        CERTIFICATE OF NONFOREIGN STATUS

         5. Service Provider shall complete and execute EXHIBIT A to this Agreement with respect to his nonforeign status.

                          COVENANTS OF SERVICE PROVIDER

         6. Service Provider hereby acknowledges and agrees that Service Provider, as the owner of the Interest, has executed a counterpart of the LLC Agreement and therefore is bound by and subject to the terms of the LLC Agreement. Service Provider covenants and agrees to abide by the terms of the LLC Agreement as in effect from time to time.

                                POWER OF ATTORNEY

         7. Service Provider does hereby irrevocably constitute and appoint the chief financial officer of the LLC with full power of substitution as his true and lawful agent and attorney-in-fact, in Service Provider's name and stead to execute, acknowledge, deliver, swear to and/or file the LLC Agreement and all such other instruments as are described in the LLC Agreement. The power of attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive the death, dissolution, disability, bankruptcy or legal incapacity of Service Provider and shall extend to Service Provider's heirs, successors and assigns.

                                  MISCELLANEOUS

         8. The address of Service Provider for all purposes shall be the address set forth on the signature page of this Agreement or such other address of which the LLC has received written notice.

         9. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions of this Agreement.

         10. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purpose of this Agreement.

         11. This Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

         12. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

         13. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.


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         14. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties, notwithstanding that all the parties are not signatories to the original or the same counterpart.

         15. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS ENTERED INTO AND TO BE PERFORMED IN THE STATE OF DELAWARE.

         16. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         17. For purposes of this Agreement, the terms "CONTROLLING" and "CONTROL" with respect to an entity means the power, directly or indirectly, either to direct or cause the direction of the management policies of such entity, whether through the ownership of voting securities or equity interest, by contract or otherwise.

         18. Any provision of this Agreement to the contrary notwithstanding, the LLC may take such steps as it may deem necessary or desirable for the withholding of any taxes which it is required by law or regulation of any governmental authority, federal, state or local, domestic or foreign, to withhold in connection with the Interest granted hereto.

         19. If Service Provider shall ever become legally divorced, then in connection with the property settlement that occurs with respect to such divorce, Service Provider and his spouse ("SPOUSE") shall each use his or her best efforts to convince the court to award 100% of the Interest to Service Provider. If the court awards any portion of the Interest to Spouse, Service Provider shall purchase and/or otherwise acquire from Spouse, for Liquidation Value (defined below), all of Spouse's interest (if any) in the Interest, and Spouse agrees to cooperate in transferring to Service Provider such legal, economic and other rights in the Interest. If Service Provider fails to purchase and/or otherwise acquire such rights, then the LLC shall have the right to acquire from Spouse, for Liquidation Value, all of Spouse's interest in the Interest. If the LLC does not acquire Spouse's interest in the Interest, Spouse shall be treated only as an assignee of an interest in the LLC, and shall not be treated as a substitute member, and shall merely have a right to receive allocations of, profit, loss and other items of income, gain or deduction and credit, and the rights to distributions. Spouse is executing this Agreement solely to evidence her consent and agreement to take such actions as may be necessary to comply with this SECTION 19. If Service Provider should ever become divorced and then remarry during the term of this Agreement, Service Provider covenants and agrees that Service Provider will cause his spouse to execute a counterpart to this Agreement solely to evidence such spouse's consent and agreement to take such actions as may be necessary to comply with this SECTION
19. The term "LIQUIDATION VALUE" with respect to the Interest (or an economic interest in any portion of the Interest) means the amount the owner would receive under the terms of the LLC Agreement if the LLC sold its assets for Fair Market Value, discharged all of its liabilities, and distributed the remaining proceeds to the Partners pursuant to Article XII of the LLC Agreement.

         20. Nothing contained in this Agreement shall be deemed to obligate the LLC or any subsidiary of the LLC to employ the Service Provider in any capacity whatsoever or to prohibit


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or restrict the Company (or any such subsidiary) from terminating the employment, if any, of the Service Provider at any time or for any reason whatsoever, with or without cause.



                                        8

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         IN WITNESS WHEREOF, this Agreement is executed as of ______________,
1999.

                                    LLC:

                                    CONSOLIDATED CONTAINER HOLDINGS
                                    LLC, a Delaware limited liability company

                                    By:
                                       --------------------------------------
                                    Name:
                                         ------------------------------------
                                    Title:
                                          -----------------------------------

                                    SERVICE PROVIDER:

                                    -----------------------------------------


                                    Name:
                                         ------------------------------------

                                    Address:
                                            ---------------------------------

                                            ---------------------------------


                                    Tax Identification Number
                                    (Social Security Number):

                                    -----------------------------------------



SERVICE PROVIDER'S SPOUSE:

__________________ is executing this Agreement solely to evidence her consent and agreement to take such actions as may be necessary to comply with SECTION 19 of this Agreement.


- ----------------------
Name:


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